Exhibit 99.1






         Kerr-McGee Schedules Third-Quarter Conference Call and Webcast
         --------------------------------------------------------------

     Oklahoma City, Oct. 22, 2003 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call at 11 a.m. EST Oct. 29 to discuss its third-quarter 2003 financial and operating activities and expectations for the future.
     Interested  parties  may  listen to the call via  Kerr-McGee's  website  at
www.kerr-mcgee.com or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 within the United States, or 617-801-6888 outside the United States. The code for the replay of the call will be #80548976. The webcast replay will be archived for 30 days on the company's website.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media Contact:    Debbie Schramm
                  Direct: 405-270-2877
                  Pager: 888-734-8294
                  dschramm@kmg.com

Investor Contact: Rick Buterbaugh
                  405-270-3561